Exhibit 4.6

EXECUTION VERSION

AAR CORP.

2.25% Convertible Senior Notes due 2016

Registration Rights Agreement

February 11, 2008

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

                                                                    Incorporated

as Representative of the several Purchasers

4 World Financial Center

New York, New York  10080

Ladies and Gentlemen:

AAR CORP., a Delaware corporation (the “Company”), proposes to issue and sell to the Purchasers (as defined herein) upon the terms set forth in the Purchase Agreement (as defined herein) its 2.25% Convertible Senior Notes due 2016 (the “Securities”).  As an inducement to the Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Purchasers thereunder, the Company agrees with the Purchasers for the benefit of Holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

1.                                       Definitions.

(a)                                  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement.  As used in this Agreement, the following defined terms shall have the following meanings:

“Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person.  For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Closing Date” means the Initial Closing Time as defined in the Purchase Agreement.

“Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“Common Stock” means the Company’s common stock, par value $1.00 per share, together with any associated share purchase rights.

“DTC” means The Depository Trust Company.

“Effectiveness Period” has the meaning assigned thereto in Section 2(b)(i) hereof.

“Effective Time” means the time at which the Commission declares the Shelf Registration Statement effective or at which the Shelf Registration Statement otherwise becomes effective.

“Electing Holder” has the meaning assigned thereto in Section 3(a)(iii) hereof.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“FINRA Rules” means the Rules of the Financial Industry Regulatory Authority, as amended from time to time.

“Holder” means any person that is the record owner of Registrable Securities (and includes any person that has a beneficial interest in any Registrable Security in book-entry form).

“Indenture” means the Indenture, dated as of February 11, 2008, between the Company and U.S. Bank National Association, as trustee, as amended and supplemented from time to time in accordance with its terms.

“Issuer Free Writing Prospectus” has the meaning assigned thereto in Section 2(d) hereof.

“Liquidated Damages” has the meaning assigned thereto in Section 7(a) hereof.

“Managing Underwriters” means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, conducted pursuant to Section 6 hereof.

“Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Appendix A hereto.

The term “person” means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430B under the Securities Act) included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.  Any information included in the Prospectus that was omitted from the Shelf Registration Statement at the time it became effective but that is deemed to be part of and included in the Shelf Registration Statement pursuant to Rule 430B(f) is referred to as the “Rule 430B Information.”

“Purchase Agreement” means the purchase agreement, dated as of February 5, 2008, between the Purchasers and the Company relating to the Securities.

“Purchasers” means the Purchasers named in Schedule A to the Purchase Agreement.

“Registrable Securities” means all or any portion of the Securities issued from time to time under the Indenture in registered form and the shares of Common Stock issuable upon conversion of such Securities; provided, however, that a Security or a share of Common Stock ceases to be a Registrable Security when it is no longer a Restricted Security.

“Registration Default” has the meaning assigned thereto in Section 7(a) hereof.

“Restricted Securities” means any Securities or shares of Common Stock issuable upon conversion thereof except any such Securities or shares of Common Stock where (i) a Shelf Registration Statement with respect to such Securities or shares of Common Stock shall have become effective under the Securities Act and such Securities or shares of Common Stock shall have been disposed of pursuant to such Shelf Registration Statement, (ii) such Securities or shares of Common Stock shall have been sold to the public pursuant to Rule l44 (or any similar provision then in force, but not Rule 144A) under the Securities Act, (iii) one year has passed since the issue date of the Securities or (iv) such Securities or shares of Common Stock shall have ceased to be outstanding.

“Rules and Regulations” means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shelf Registration” means a registration effected pursuant to Section 2 hereof.

“Shelf Registration Statement” means a “shelf” registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the provisions of Section 2 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Suspension Period” has the meaning assigned thereto in Section 2(c) hereof.

“Trust Indenture Act” means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, as the same shall be amended from time to time.

“Underwritten Offering” means a registration in which Registrable Securities are sold to one or more underwriters for reoffering to the public.

The term “underwriter” means any underwriter of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.

(b)           Wherever there is a reference in this Agreement to a percentage of the “principal amount” of Registrable Securities or to a percentage of Registrable Securities, shares of Common Stock shall be treated as representing the principal amount of Securities that was surrendered for conversion or exchange in order to receive such number of shares of Common Stock.

2.                                       Shelf Registration.

(a)                                  Subject to Section 2(e) of this Agreement, the Company shall, no later than six months of the Closing Date, file with the Commission a Shelf Registration Statement or designate an existing Shelf Registration Statement filed with the Commission relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and, thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared or otherwise become effective under the Securities Act no later than six months of the Closing Date; provided, however, that the Company may, upon written notice to all Holders, postpone having the Shelf Registration Statement become effective for a reasonable period not to exceed 90 days if the Company possesses material non-public information, the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole, if a pending transaction that would be material to the Company and its subsidiaries, taken as a whole, could be materially adversely affected as a result, or if the Company is unable to file financial statements required to be included in a shelf registration statement as a result of a pending litigation; provided, further, however, that no Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the Prospectus forming a part thereof for resales of Registrable Securities unless such Holder is an Electing Holder.

(b)                                 Subject to Section 2(e) of this Agreement, the Company shall use its reasonable best efforts:

(i)                                     to keep the Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earlier of (1) the date on which all of the Securities and the shares of Common Stock issued and issuable upon conversion thereof have been sold pursuant to the Shelf Registration Statement, (2) the date on which all of the outstanding Securities and shares of Common Stock issued and issuable upon conversion thereof and held by Holders who are not Affiliates of the Company may be freely transferred immediately pursuant to the second sentence of Rule 144(b)(1)(i) (as such rule shall become effective on February 15, 2008) or any successor rule thereto, (3) one year after the issue date of the Securities and (4) the date on which there are no outstanding Registrable Securities (such period being referred to herein as the “Effectiveness Period”).

(ii)                                  after the Effective Time of the Shelf Registration Statement, promptly upon the request of any Holder of Registrable Securities that is not then an Electing Holder, to take any action reasonably necessary to enable such Holder to use the Prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such Holder as a selling securityholder in the Shelf Registration Statement; provided, however, that nothing in this subparagraph shall relieve such Holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(ii) hereof; and

(iii)                               if at any time the Securities, pursuant to Article 4.2 of the Indenture, are convertible into securities other than Common Stock, to cause, or to cause any successor under the Indenture to cause, such securities to be included in the Shelf Registration Statement no later than the date on which the Securities may then be convertible into such securities.

The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if the Company voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any of such Registrable Securities during that period, unless such action is (A) required by applicable law and the Company thereafter promptly complies with the requirements of paragraph 3(j) below or (B) permitted pursuant to Section 2(c) below.

(c)                                  The Company may suspend the use of the Prospectus for a period not to exceed 30 days in any 90-day period or an aggregate of 90 days in any 12-month period (each, a “Suspension Period”) if the Board of Directors of the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, pending corporate developments, public filings with the Commission and similar events, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension.

(d)                                 The Company represents and agrees that, unless it obtains the prior consent of the Holders of a majority of the Registrable Securities that are registered under the Shelf Registration Statement at such time or the consent of the Managing Underwriter in connection with any underwritten offering of Registrable Securities, it will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Each Holder represents and agrees that, unless it obtains the prior consent of the Company and any such Managing Underwriter, it will not make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the

Commission.  The Company represents that any Issuer Free Writing Prospectus or a “free writing prospectus”will not include any information that conflicts with the information contained in the Shelf Registration Statement or the Prospectus and, any Issuer Free Writing Prospectus or a “free writing prospectus”, when taken together with the information in the Shelf Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)                                  The Company’s obligations pursuant to Sections 2 and 3 of this Agreement shall be suspended during any period in which Holders that are not Affiliates of the Company (and have not been Affiliates of the Company during the preceding three months) (i) do not hold any Registrable Securities or (ii) may freely transfer their Registrable Securities immediately pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, including Rule 144(b)(1)(i) (as such rule shall become effective on February 15, 2008).

3.             Registration Procedures.  In connection with the Shelf Registration Statement, the following provisions shall apply subject to Section 2(e) of this Agreement:

(a)                                  Not less than 30 calendar days prior to the Effective Time of the Shelf Registration Statement, the Company shall mail the Notice and Questionnaire to the Holders of Registrable Securities.  No Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no Holder shall be entitled to use the Prospectus forming a part thereof for resales of Registrable Securities until such Holder has returned a completed and signed Notice and Questionnaire to the Company; provided, however, to be included in the Registration Statement as of the Effective Time, Holders of Registrable Securities shall have at least 28 calendar days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to the Company.

(i)                                     After the Effective Time of the Shelf Registration Statement, the Company shall, upon the request of any Holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such Holder.  From and after the Effective Time of the Shelf Registration Statement, the Company shall (A) use reasonable best efforts, within 15 Business Days after receipt, to prepare and file with the Commission (x) any Exchange Act report, (y) a supplement to the Prospectus or, if required by applicable law, a post-effective amendment to the Shelf Registration Statement and (z) any other document required by applicable law, so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and is permitted to deliver the Prospectus to purchasers of such Holder’s Registrable Securities in accordance with applicable law, and (B) if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is practicable; provided, however, that if a Notice and Questionnaire is delivered to the Company during a Suspension Period, the Company shall not be obligated to take the actions set forth in this clause (ii) until the termination of such Suspension Period; provided further, the Company shall not be obligated to file more than one post-effective amendment in any 90-day period.  Notwithstanding the foregoing, if the Registrable Securities are converted as provided under the Indenture, the Company shall use its reasonable best efforts to file the Exchange Act filing, prospectus supplement, post-effective amendment or other document within 10 Business Days of the end of the Conversion Reference Period, as defined in the Indenture; provided, however, that the Company shall not be obligated to take the actions set forth in this sentence during a Suspension Period.

(ii)                                  The term “Electing Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(i) or 3(a)(ii) hereof.

(b)                                 The Company shall furnish to each Electing Holder, prior to the Effective Time, a copy of the Shelf Registration Statement initially filed with the Commission, and shall furnish to such Holders, prior to the filing thereof with the Commission, copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein, and shall use its reasonable best efforts to reflect in each such document, at the Effective Time or when so filed with the Commission, as the case may be, such comments as such Holders and their respective counsel reasonably may propose.

(c)                                  The Company shall promptly take such action as may be necessary so that (i) each of the Shelf Registration Statement and any amendment thereto and the Prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, including any Rule 430B Information, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the Prospectus forming a part of the Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not at any time during the Effectiveness Period include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 The Company shall promptly advise each Electing Holder, and shall confirm such advice in writing if so requested by any such Electing Holder:

(i)                                     when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when a Shelf Registration Statement or any post-effective amendment thereto has become effective, in each case making a public announcement thereof by release made to Reuters Economic Services and Bloomberg Business News;

(ii)                                  of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;

(iii)                               of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for such purpose;

(iv)                              of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the Shelf Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v)                                 of the occurrence of any event or the existence of any state of facts that requires the making of any changes in the Shelf Registration Statement or the Prospectus included therein so that, as of such date, such Shelf Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to such Holders to suspend the use of the Prospectus until the requisite changes have been made).

(e)                                  The Company shall use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

(f)                                    The Company shall furnish to each Electing Holder, without charge, at least one copy of the Shelf Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if such Electing Holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Shelf Registration Statement.

(g)                                 The Company shall, during the Effectiveness Period, deliver to each Electing Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such Electing Holder may reasonably request; and the Company consents (except during a Suspension Period or during the continuance of any event or the existence of any state of facts described in Section 3(d)(v) above) to the use of the Prospectus and any amendment or supplement thereto by each of the Electing Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the Effectiveness Period.

(h)                                 Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall (i) register or qualify or cooperate with the Electing Holders and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Electing Holder may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Electing Holder or underwriter, if any, to complete its distribution of Registrable Securities pursuant to the Shelf Registration Statement, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(h) or (B) file any general consent to service of process in any jurisdiction where it is not as of the date hereof so subject.

(i)                                     Unless any Registrable Securities shall be in book-entry only form, the Company shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Electing Holders may request in connection with the sale of Registrable Securities pursuant to the Shelf Registration Statement.

(j)                                     Upon the occurrence of any event or the existence of any state of facts contemplated by paragraph 3(d)(v) above, the Company shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If the Company notifies the Electing Holders of the occurrence of any event or the existence of any state of facts contemplated by paragraph 3(d)(v) above, the Electing Holders shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

(k)                                  Not later than the Effective Time of the Shelf Registration Statement, the Company shall provide a CUSIP number for the Registrable Securities that are debt securities.

(l)                                     The Company shall use its reasonable best efforts to comply with all applicable Rules and Regulations, and to make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Shelf Registration Statement, (ii) the effective date of each post-effective amendment to the Shelf Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Shelf Registration Statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the applicable Rules and Regulations (including, at the option of the Company, Rule 158).

(m)                               Not later than the Effective Time of the Shelf Registration Statement, the Company shall cause the Indenture to be qualified under the Trust Indenture Act; in connection with such qualification, the Company shall cooperate with the Trustee under the Indenture and the Holders (as defined in the Indenture) to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and the Company shall execute, and shall use all reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.  In the event that any such amendment or modification referred to in this Section 3(m) involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(n)                                 In the event of an underwritten offering conducted pursuant to Section 6 hereof, the Company shall, if requested, promptly include or incorporate in a prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the Managing Underwriters reasonably agree should be included therein and to which the Company does not reasonably object and shall make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment.

(o)                                 The Company shall enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering conducted pursuant to Section 6 hereof) and take all other appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 hereof with respect to all parties to be indemnified pursuant to Section 5 hereof.

(p)                                 The Company shall:

(i)                                     (A) make reasonably available for inspection by the Electing Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by such Electing Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (B) cause the Company’s officers, directors and employees to supply all information reasonably requested by such Electing Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential shall be kept confidential by such Electing Holders and any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt the Company’s conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Electing Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Electing Holders and other parties;

(ii)                                  in connection with any underwritten offering conducted pursuant to Section 6 hereof, make such representations and warranties to the Electing Holders participating in such underwritten offering and to the Managing Underwriters, in form, substance and scope as are customarily made by the Company to underwriters in primary underwritten offerings of equity and convertible debt securities and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iii)                               in connection with any underwritten offering conducted pursuant to Section 6 hereof, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters) addressed to each Electing Holder participating in such underwritten offering and the underwriters, covering such matters as are customarily covered in opinions requested in primary underwritten offerings of equity and convertible debt securities and such other matters as may be reasonably requested by such Electing Holders and underwriters (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion, as of the date of pricing of such underwritten offering and as of the Effective Time of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from the Shelf Registration Statement, including any Rule 430B Information, and the Prospectus, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein not misleading);

(iv)                              in connection with any underwritten offering conducted pursuant to Section 6 hereof, obtain “comfort” letters and updates thereof from the independent registered public accountants of the Company (and, if necessary, from the independent registered public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each Electing Holder participating in such underwritten offering (if such Electing Holder has provided such letter, representations or documentation, if any, required for such comfort letter to be so addressed) and the underwriters, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings;

(v)                                 in connection with any underwritten offering conducted pursuant to Section 6 hereof, deliver such documents and certificates as may be reasonably requested by any Electing Holders participating in such underwritten offering and the Managing Underwriters, if any, including, without limitation, certificates to evidence compliance with Section 3(j) hereof and with any conditions contained in the underwriting agreement or other agreements entered into by the Company.

(q)                                 The Company will use its reasonable best efforts to cause the shares of Common Stock issuable upon conversion of the Securities to be listed on the New York Stock Exchange or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the Effective Time of the Shelf Registration Statement hereunder.

(r)                                    In the event that any broker-dealer registered under the Exchange Act shall be an “affiliate” (as defined in Rule 2720(b)(1) of the FINRA Rules (or any successor provision thereto)) of the Company or has a “conflict of interest” (as defined in Rule 2720(b)(7) of the FINRA Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Shelf Registration Statement, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the FINRA Rules, including, without limitation, by (A) engaging a “qualified independent underwriter” (as defined in Rule 2720(b)(15) of the FINRA Rules (or any successor provision thereto)) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the FINRA Rules.

(s)                                  The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

4.                                       Registration Expenses.  Except as otherwise provided in Section 3, the Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 6 hereof and shall bear or reimburse the Electing Holders for the reasonable fees and disbursements of a single counsel selected by a plurality of all Electing Holders who own an aggregate of not less than 25% of the Registrable Securities covered by the Shelf Registration Statement to act as counsel therefor in connection therewith or, if no counsel is designated by such Electing Holders, one designated by the Purchasers.  Each Electing Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Electing Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

5.                                       Indemnification and Contribution.

(a)                                  Indemnification by the Company.  Upon the registration of the Registrable Securities pursuant to Section 2 hereof, the Company shall indemnify and hold harmless each Purchaser, Electing Holder and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Purchaser, Electing Holder, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an “Indemnified Person”) as follows:

(i)                                     against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement, including any Rule 430B Information, under which such Registrable Securities are to be registered under the Securities Act, or any Prospectus contained therein or furnished by the Company to any Indemnified

Person, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)                                  against any losses, claims, damages or liabilities (or actions in respect thereof), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission;  provided that any such settlement is effected with the written consent of the Company, except as provided in Section 5(d); and

(iii)                               the Company hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred;

provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein.

(b)                                 Indemnification by the Electing Holders and any Agents and Underwriters.  Each Electing Holder agrees, as a consequence of the inclusion of any of such Electing Holder’s Registrable Securities in such Shelf Registration Statement, and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, the Purchasers, the other Electing Holders, the other underwriters and each of their respective directors and officers and each person, if any, who controls the Company, the Purchasers, the other Electing Holders or the other underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Electing Holder, underwriter, selling agent or other securities professional expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Notices of Claims, Etc.  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by subsection (a) or (b) above.  In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) effected without its written consent if (x) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (y) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (z) such indemnifying party shall not have reimbursed such indemnified party for fees and expenses of counsel in accordance with such request prior to the date of such settlement.

(e)                                  Contribution.  If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(e) were determined by pro rata allocation (even if the Electing Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of the Electing Holders and any underwriters, selling agents or other securities professionals in this Section 5(e) to contribute shall be several in proportion to the percentage of principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

(f)            Notwithstanding any other provision of this Section 5, in no event will any (i) Electing Holder be required to undertake liability to any person under this Section 5 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter, selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such underwriter, selling agent or other securities professional with respect to the Registrable Securities underwritten by it and distributed to the public.

(g)           The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 5 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company.  The remedies provided in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

6.                                       Underwritten Offering.  The Holders of Registrable Securities covered by the Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering.  In any such Underwritten Offering, the Managing Underwriter will be selected by the holders of a majority in aggregate principal amount of Registrable Securities then outstanding included in such offering; provided that such Underwriters must be reasonably acceptable to the Company; and provided further that the Company shall not be obligated to cooperate with more than one Underwritten Offering during the Effectiveness Period.

                                                7.                                       Liquidated Damages.  (a) Notwithstanding any postponement of effectiveness permitted by Section 2(a) hereof, if, at any time the Company’s obligations regarding the Shelf Registration Statement are not suspended pursuant to Section 2(e) hereof,

(i) a Shelf Registration Statement has not been filed and become effective within six months of the Closing Date,

(ii) the Company has failed, through its omission, to name, pursuant to Section 3(a) hereof, a Holder as a selling securityholder in the Prospectus, prospectus supplement, an Exchange Act filing or post-effective amendment within the time periods required in Section 3(a) hereof, or

(iii) at any time after the effective date, the Shelf Registration Statement ceases to be effective or is not usable by the Holders and (Y) the Company does not cure the lapse of effectiveness or usability within 10 Business Days by a post-effective amendment, prospectus supplement or report filed under the Exchange Act, subject to Section 2(e) of this Agreement, or (Z) a Suspension Period, when aggregated with other Suspension Periods during the prior 90-day or 360-day period, continues, without being terminated, for more than 30 or 90 days, respectively

(each, a “Registration Default”), the Company shall be required to pay liquidated damages (“Liquidated Damages”), from and including the day following such Registration Default for as long as it is continuing at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount of Registrable Securities, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default.

                                                                                                (b)                                 Any amounts to be paid as Liquidated Damages pursuant to paragraph (a) of this Section 7 shall be paid in cash semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date (as defined in the Indenture), as applicable, following the date of such Registration Default or Effective Failure, as applicable.  Such Liquidated Damages will accrue (1) in respect of the Securities at the rates set forth in paragraph (a) of this Section 7, as applicable, on the principal amount of the Securities and (2) in respect of the Common Stock issued upon conversion of the Securities, at the rates set forth in paragraph (a) of this Section 7, as applicable, applied to the Conversion Price (as defined in the Indenture) at that time.

                                                                                                (c)                                  Except as provided in Section 8(b) hereof, the Liquidated Damages as set forth in this Section 7 shall be the exclusive monetary remedy available to the Holders of Registrable Securities for such Registration Default or Effective Failure. In no event shall the Company be required to pay Liquidated Damages in excess of the applicable maximum amount of one-half of one percent (0.50%) set forth above, regardless of whether one or multiple Registration Defaults or Effective Failures exist.

8.                                       Miscellaneous.

(a)                                  Other Registration Rights.  The Company may grant registration rights that would permit any person that is a third party the right to piggy-back on any Shelf Registration Statement, provided that if the Managing Underwriter of any Underwritten Offering conducted pursuant to Section 6 hereof notifies the Company and the Electing Holders that the total amount of securities which the Electing Holders and the holders of such piggy-back rights intend to include in any Shelf Registration Statement is so large as to materially threaten the success of such offering (including the price at which such securities can be sold), then the amount, number or kind of securities to be offered for the account of holders of such piggy-back rights will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number and kind recommended by the Managing Underwriter prior to any reduction in the amount of Registrable Securities to be included in such Shelf Registration Statement.

(b)           Specific Performance.  The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Purchasers and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Purchasers and such Holders, in addition to any other remedy to which they may be entitled at law or in equity and without limiting the remedies available to the Electing Holders under Section 7 hereof, shall be entitled to compel specific performance of the obligations of the Company under this Registration Rights Agreement in accordance with the terms and conditions of this Registration Rights Agreement, in any court of the United States or any State thereof having jurisdiction.

(c)           Amendments and Waivers.  This Agreement, including this Section 8(c), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed by the Company and the holders of a majority in aggregate principal amount of Registrable Securities then outstanding.  Each Holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this Section 8(c), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

(d)           Rule 144 and Rule 144A.  For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company covenants that it will file the reports required to be filed by it under Section 13(a) or 15(d) of the Exchange Act and the applicable Rules and Regulations.  If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it will take such further action as any Holder of Registrable Securities may reasonably request for such purpose, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the Commission.  Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such reporting requirements.

(e)                                  Notices.  All notices and other communications provided for or permitted hereunder shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Purchasers shall be directed to the Representative at 4 World Financial Center, New York, New York 10080, attention of John Fortson, Director, notices to the Company shall be directed to it at One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, Attention: Secretary, and notices to a Holder, at the most current address or fax number given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 8(e). Copies of all such notices or other communications shall be concurrently delivered by the person giving the same to the Trustee at  U.S. Bank National Association, 60 Livingston Avenue, St. Paul, MN  55107, Attention:  Corporate Trust Services, Fax: (651) 495-8097.

(f)                                    Parties in Interest.  The parties to this Agreement intend that all Holders of Registrable Securities shall be entitled to receive the benefits of this Agreement and that any Electing Holder shall be bound by the terms and provisions of this Agreement by reason of such election with respect to the Registrable Securities which are included in a Shelf Registration Statement.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any Holder from time to time of the Registrable Securities to the aforesaid extent.  In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if an Electing Holder, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

(g)                                 Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)                                 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)                                     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(j)                                     Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

(k)                                  Survival.  The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Electing Holder, any director, officer or partner of such Holder, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such Holder.

Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

Very truly yours,

AAR CORP.

By:	/s/ Michael J. Sharp
Name: Michael J. Sharp
Title: Vice President, Controller, Chief Accounting Officer

Accepted as of the date hereof:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                                                                                                INCORPORATED

STIFEL, NICOLAUS & COMPANY INCORPORATED

As Purchasers

By:  MERRILL LYNCH PIERCE FENNER & SMITH

                                                                                                                                                INCORPORATED

By:	/s/ John C. Fortson
Authorized Signatory

For itself and as Representative of the other Purchaser

Appendix A

AAR CORP.

Notice of Registration Statement

and

Selling Securityholder Questionnaire

[Date]

                                                AAR CORP. (the “Company”) has filed or may file with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the United States Securities Act of 1933, as amended (the “Securities Act”), of the Company’s 2.25% Convertible Senior Notes due March 1, 2016 (the “Securities”) and the shares of common stock, par value $1.00 per share (the “Common Stock”), issuable upon conversion thereof, in accordance with the Registration Rights Agreement, dated as of February 11, 2008 (the “Registration Rights Agreement”), between the Company and the purchasers named therein. A copy of the Registration Rights Agreement is attached hereto.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

                                                In order to have Registrable Securities included in the Shelf Registration Statement (or a supplement or amendment thereto), this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Company at the address set forth herein for receipt within 28 calendar days from the date on which Notice and Questionnaire is first mailed to selling securityholders.  Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities until they complete, execute and return to the Company this Notice and Questionnaire.

                                                Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

                                                The term “Registrable Securities” is defined in the Registration Rights Agreement to mean all or any portion of the Securities issued from time to time under the Indenture in registered form and the shares of Common Stock issuable upon conversion of such Securities; provided, however, that such Securities or shares of Common Stock cease to be a Registrable Securities when (i) a shelf registration statement with respect to such Securities or shares of Common Stock shall have become effective and such Securities or shares of Common Stock shall have been disposed of pursuant to such shelf registration statement, (ii) such Securities or shares of Common Stock have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not

Rule 144A) under the Securities Act, (iii) one year has passed since the issue date of such Securities or (iv) such Securities or shares of Common Stock shall have ceased to be outstanding.

ELECTION

                The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement, including, without limitation, Section 6 of the Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

                                                Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Company and the Trustee the Notice of Transfer (completed and signed) set forth in Exhibit 1 to this Notice and Questionnaire.

                                                The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

(1)	(a)	Full legal name of Selling Securityholder:

	(b)	Full legal name of Registered Holder (if not the same as in (a) above) of Registrable Securities Listed in Item (3) below:

	(c)	Full legal name of the broker-dealer or other third party through which Registrable Securities, Listed in Item (3) below are held:

	(d)	Full legal name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are Held:

(e)

If Selling Securityholder is not, and is not a wholly-owned subsidiary of a company that is, required to file periodic and other reports (e.g., Forms 10-K, 10-Q, and 8-K) with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, identify any natural person(s) who exercise voting power and investment control over any Registrable Securities and provide each such person’s address:

(2)	Address for notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:
(3)	Beneficial Ownership of the Securities:

Except as set forth below in this Item (3), the undersigned Selling Securityholder does not beneficially own any Securities or shares of Common Stock issued upon conversion, repurchase or redemption of any Securities.

	(a)	Principal amount of Registrable Securities (as defined in the Registration Rights Agreement) beneficially owned:
CUSIP No(s). of such Registrable Securities:
Number of shares of Common Stock (if any) issued upon conversion, repurchase or redemption of Registrable Securities:
	(b)	Principal amount of Securities other than Registrable Securities beneficially owned:
CUSIP No(s). of such other Securities:
Number of shares of Common Stock (if any) issued upon conversion of such other Securities:
	(c)	Principal amount of Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement:
CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement:
Number of shares of Common Stock (if any) issued upon conversion of Registrable Securities which are to be included in the Shelf Registration Statement:

(4)	Beneficial Ownership of Other Securities of the Company:
Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any shares of Common Stock or any other securities of the Company, other than the Securities and shares of Common Stock listed above in Item (3).
State any exceptions here:
(5)	Relationships with the Company:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:
(6)	Nature of the Selling Securityholder:
(a)

Is the selling Securityholder a reporting company under the Securities Exchange Act, a majority owned subsidiary of a reporting company under the Securities Exchange Act or a registered investment company under the Investment Company Act? If so, please state which one.

If the entity is a majority owned subsidiary of a reporting company, identify the majority stockholder that is a reporting company.
If the entity is not any of the above, identify the natural person or persons having voting and investment control over the Company’s securities that the entity owns.

(b) Is the Selling Securityholder a registered broker-dealer? Yes ☐ No ☐
State whether the Selling Securityholder received the Registrable Securities as compensation for underwriting activities and, if so, provide a brief description of the transaction(s) involved.
State whether the Selling Securityholder is an affiliate of a broker-dealer and if so, list the name(s) of the broker-dealer affiliate(s).
Yes ☐ No ☐
If the answer is “Yes,” you must answer the following:

If the Selling Securityholder is an affiliate of a registered broker-dealer, the Selling Securityholder purchased the Registrable Securities (i) in the ordinary course of business and (ii) at the time of the purchase of the Registrable Securities had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities.

Yes ☐ No ☐
If the answer is “No,” state any exceptions here:
If the answer is “No,” this may affect your ability to be included in the registration statement.
(7)	Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities. The Selling Securityholder also may transfer and donate Registrable Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the Selling Securityholder for purposes of the prospectus.

State any exceptions here:

                By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the prospectus delivery and other provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, particularly Regulation M.

                In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

                The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless some persons as set forth therein.

Pursuant to the Registration Rights Agreement, the Company has agreed under some circumstances to indemnify the Selling Securityholder against some liabilities.

                By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus.  The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus.  The Selling Securityholder further agrees that if the Company notifies the Selling Securityholder further that the Registration Statement is not available, the Selling Securityholder further will suspend use of the Prospectus until receipt of notice from the Company that the Prospectus is again available.

                In accordance with the Selling Securityholder’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail or air courier guaranteeing overnight delivery as follows:

(i)	To the Company:
Richard J. Poulton
Vice President, Chief Financial Officer and Treasurer
AAR CORP.
One AAR Place
1100 North Wood Dale Road
Wood Dale, Illinois 60191
(ii)	With a copy to:
Howard A. Pulsifer
Vice President, General Counsel & Secretary
AAR CORP.

One AAR Place
1100 North Wood Dale Road
Wood Dale, Illinois 60191

                Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above). This Agreement shall be governed in all respects by the laws of the State of New York.

                IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Selling Securityholder

(Print/type full legal name of beneficial owner of Registrable Securities)

By:

Name:

Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE  TO THE COMPANY AT:

Richard J. Poulton

Vice President, Chief Financial Officer and Treasurer

AAR CORP.

One AAR Place

1100 North Wood Dale Road

Wood Dale, Illinois 60191

Exhibit 1
to Appendix A

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

AAR Corp.
One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191
Attention:  Howard A. Pulsifer

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN  55107
Attention:  Corporate Trust Services

Re:          AAR Corp. (the “Company”)
2.25% Convertible Senior Notes due 2016 (the “Notes”)

Dear Sirs:

Please be advised that                               has transferred $                      aggregate principal amount of the above referenced Notes or shares of the Company’s common stock, issued upon conversion, repurchase or redemption of Notes, pursuant to an effective Registration Statement on Form S-3 (File No. 333-            ) filed by the Company.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Notes or common stock is named as a selling securityholder in the Prospectus dated [date], or in amendments or supplements thereto, and that the aggregate principal amount of the Notes or number of shares of common stock transferred are a portion of the Notes or shares of common stock listed in such Prospectus as amended or supplemented opposite such owner’s name.

Dated:

Very truly yours,

(Name)
By:
(Authorized Signature)